UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 7, 2025

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BioCryst Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	000-23186	62-1413174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4505 Emperor Blvd., Suite 200

Durham, North Carolina 27703

(Address of Principal Executive Offices) (Zip Code)

(919) 859-1302

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BCRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2025, BioCryst Pharmaceuticals, Inc., a Delaware corporation (the “Company”), announced the appointment of Babar Ghias, age 46, as Chief Financial Officer of the Company, effective as of July 7, 2025, and as approved by the Company’s Board of Directors (the “Board”) on June 11, 2025. Mr. Ghias will also serve as the Company’s Principal Accounting Officer and Head of Corporate Development, effective as of July 7, 2025.

Mr. Ghias joins the Company from AvenCell Therapeutics, Inc. (“AvenCell”), a clinical-stage CAR-T company focused on hematologic malignancies, where he served as Chief Financial Officer since 2022. Prior to joining AvenCell, from 2017 to 2022, Mr. Ghias was Executive Vice President of Investments and Portfolio Management at Paragon Biosciences, LLC (“Paragon”), a global biotech development firm. He also served as Chief Financial and Operating Officer for several Paragon portfolio companies. At Paragon, he launched four biotechnology companies focused on rare diseases from early clinical to successful commercial launch. From 2014 to 2017, Mr. Ghias served as Chief Financial Officer and Head of Corporate Development at Marathon Pharmaceuticals, LLC, a specialty rare disease company, where he prepared the company for a commercial launch and led the successful sale of the firm. Earlier in his career, for over a decade, he was an investment banker who served as a senior member of the mergers and acquisitions team at Credit Suisse, providing strategic advice to clients and boards of directors in the healthcare and life sciences industries. Mr. Ghias received his B.S. degree in Economics from Lahore University of Management Sciences in Pakistan and earned his M.B.A. with honors from Washington University in St. Louis.

In connection with his appointment, the Company entered into an employment letter agreement (the “Employment Agreement”) with Mr. Ghias, effective as of July 7, 2025, pursuant to which Mr. Ghias will receive an annual base salary of $560,000, with a target percentage under the Company’s Annual Incentive Plan (“AIP”) of 70% of his annual base salary. Mr. Ghias’s AIP payout for 2025 performance will not be prorated based on his start date. Mr. Ghias will also receive a one-time cash bonus of $160,000, payable within 30 days of July 7, 2025, subject to certain offset and repayment requirements as set forth under his Employment Agreement.

In addition, on July 31, 2025, pursuant to the Company’s Inducement Equity Incentive Plan, as amended and restated, the Compensation Committee of the Board will grant to Mr. Ghias 147,000 restricted stock units and options to purchase up to 305,000 shares of the Company’s common stock (the “Inducement Grants”). The Inducement Grants shall vest in four equal annual installments beginning on the one-year anniversary of the grant date, in each case subject to Mr. Ghias’s continuous employment with the Company through the applicable vesting date.

Mr. Ghias has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor are there any such transactions currently proposed. There are no arrangements or understandings between Mr. Ghias and any other persons pursuant to which Mr. Ghias was appointed as Chief Financial Officer, and there are no family relationships between Mr. Ghias and any of the Company’s directors or executive officers.

Item 7.01. Regulation FD Disclosure.

On July 7, 2025, the Company issued a press release announcing the appointment of Mr. Ghias as the Company’s new Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 7.01.

The information furnished is not deemed “filed” for purposes of Section 18 of the Exchange Act, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 7, 2025 entitled “BioCryst Appoints Babar Ghias Chief Financial Officer and Head of Corporate Development”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioCryst Pharmaceuticals, Inc.

Date: July 7, 2025	By:	/s/ Alane Barnes
Alane Barnes
Chief Legal Officer